                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          LOWRANCE ELECTRONICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          LOWRANCE ELECTRONICS, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                          LOWRANCE ELECTRONICS, INC.
                            12000 East Skelly Drive
                          Tulsa, Oklahoma  74128-2486


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 10, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lowrance Electronics, Inc., a Delaware corporation (the "Company"), will be held in the Diplomat Room on the Main Lobby Floor of the Adam's Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on Tuesday, December 10, 1996, at 10:00 a.m., local time, to consider and vote upon the following matters described in the accompanying Proxy Statement:

     (1) To elect two Class I Directors for a three-year term expiring in December 1999 and until their successors have been duly elected and qualified;

     (2) To consider and vote upon a proposal to approve the issuance of 70,000 shares of Series "A" Preferred Stock.

     (3) To ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for its fiscal year 1997; and

     (4) To transact such other and further business as may be brought before the Annual Meeting or any adjournment or adjournments thereof.

     Only Stockholders of record at the close of business on October 31, 1996, are entitled to vote at the meeting or any adjournment or adjournments thereof. Stockholders who do not expect to attend the meeting in person are urged to mark, date, sign, and mail the enclosed Proxy in the enclosed return envelope for which no postage is needed if mailed in the United States.


                                              By Order of the Board of Directors


                                                            Robert F. Biolchini
                                                            Secretary

Tulsa, Oklahoma
November 13, 1996



             IF YOU CANNOT BE PRESENT IN PERSON, PLEASE MARK, DATE,
                   AND SIGN THE ENCLOSED PROXY AND MAIL IT AT
                           YOUR EARLIEST CONVENIENCE

                          LOWRANCE ELECTRONICS, INC.
                            12000 East Skelly Drive
                          Tulsa, Oklahoma  74128-2486

                                PROXY STATEMENT

                         Annual Meeting of Stockholders
                               December 10, 1996

     The enclosed form of Proxy is solicited by the Board of Directors of Lowrance Electronics, Inc., (the "Company") for use at the Annual Meeting of Stockholders to be held in the Diplomat Room on the Main Lobby Floor of the Adam's Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on Tuesday, December 10, 1996, at 10:00 a.m., local time.

     This Proxy Statement and the Proxy are mailed to Stockholders on or about November 15, 1996, and are furnished in connection with the solicitation of Proxies by the Board of Directors of the Company. This Proxy solicitation is by mail and at the expense of the Company. It may be that further solicitation of Proxies will be made by telephone or oral communication. All such further solicitation will be at the expense of the Company and may be conducted by employees of the Company who will not receive additional compensation for such solicitation.

                                     VOTING

     Shares represented by Proxies received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made thereon by the Stockholders, unless authority to do so is withheld. If no specification is made, the Proxy will be voted in favor of the proposals referred to therein and herein.

     Any Stockholder giving a Proxy has the power to revoke it at any time before it is voted, and revocation may be by letter, notice in writing, or telegram addressed to Robert F. Biolchini, Secretary of Lowrance Electronics, Inc., 12000 East Skelly Drive, Tulsa, Oklahoma, 74128-2486. Each Proxy, unless previously revoked, will be voted at the meeting.

     Only Stockholders of record at the close of business on October 31, 1996, will be entitled to vote at the Annual Meeting. On October 31, 1996, there were outstanding 3,352,458 shares of Common Stock, par value $0.10 per share, all of which will be entitled to vote at the Annual Meeting. Each Share of Common Stock is entitled to one vote, with no right of cumulative voting. The Company has no other voting securities outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. A quorum being present, all proposals to be voted on at the Annual Meeting will be decided by a majority vote of the shares present, in person or by proxy, certified to by inspectors of election, unless the proposal relates to matters on which more than a majority vote is required under the Company's Certificate of Incorporation, its Bylaws, or the laws of the State of Delaware, under whose laws the Company is Incorporated.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of October 31, 1996, the number and percentages of outstanding shares of the Common Stock beneficially owned by all persons known by the Company to own more than 5% of the Company's Common Stock, by each director and nominee for director of the Company, and by all officers and directors of the Company as a group:

     Name and Address                  Amount and Nature of      Percentage
     of Beneficial Owner               Beneficial Ownership       of Shares
     -------------------               --------------------      ----------
     Darrell J. Lowrance (1)                 1,734,507(2)           50.6%
     12000 East Skelly Drive
     Tulsa, OK  74128-2486

     Willard P. Britton (1)                        200                *
     385 N.E. 91st Street                       Direct
     Miami Shores, FL  33138

     Ronald G. Weber (1)                        68,100(3)            2.0%
     12000 East Skelly Drive
     Tulsa, OK  74128-2486

     Robert F. Biolchini (1)                     5,000                *
     3300 First Place Tower                     Direct
     15 East 5th Street
     Tulsa, OK  74103

     Peter F. Foley, III (1)                     2,100                *
     Boone Bait Company                         Direct
     440 Plumosa Avenue
     Casselbury, FL  32707

     Estate of James L. Knight                 652,344              19.0%
     c/o Northern Trust Bank of                 Direct
      Florida, N.A.
     700 Brickell Avenue
     Miami, FL  33131-2881

     All directors and                       1,831,757(4)(5)        53.4%
     officers as a group
     (including those listed
     above, nine persons total)

* One-half of one percent or less

     (1) Director or nominee for director

     (2) Includes 180,500 shares held indirectly in an individual retirement account with Mr. Lowrance having the sole voting and investment power, 143,908 shares held of record by the Trustees of the Lowrance Savings Plan and Trust for Mr. Lowrance, who is entitled to vote such shares, 3,725 owned indirectly by an immediate family member, and 22,500 shares that may be purchased by Mr. Lowrance pursuant to options granted under the Company's 1986 Stock Option Plan. See "Executive Officers and Compensation - Stock Option Plans."

     (3) Includes 33,000 shares held of record by the Trustees of the Lowrance Savings Plan and Trust for Mr. Weber, who is entitled to vote such shares, and 22,500 shares that may be purchased by Mr. Weber pursuant to options granted under the Company's 1986 Stock Option Plan. See "Executive Officers and Compensation - Stock Option Plans".

     (4) Includes 62,500 shares that may be purchased by officers of the Company, including the 22,500 shares that may be purchased by both Mr. Lowrance and Mr. Weber, pursuant to options granted under the Company's 1986 Stock Option Plan.

     (5) All voting securities owned by officers and directors are owned directly except for 365,033 shares.

     Darrell J. Lowrance and James L. Knight (deceased) entered into a Shareholders' Agreement dated December 22, 1978, which provides that, except for sales in a public offering, neither party may sell his Common Stock without offering the Company the right of first refusal at the same price offered by a third party, payable in eight equal annual payments, including annual interest at 8%. If the Company does not exercise the right of first refusal and purchase the Common Stock, then the other individual party has the right to purchase such stock at the same price and under the same payment terms. On October 8, 1986, a First Amendment to the Shareholders' Agreement was entered into between Messrs. Knight and Lowrance which permits them, after the initial public offering of the Company's stock, to sell their Common Stock in the public market pursuant to Rule 144 and allows them to make charitable donations of their Common Stock within certain limits as to the total number of shares which may be donated to one charitable institution without first offering such stock to the Company or the other party. The right of first refusal terminates only when either (a) Mr. Lowrance's stock ownership in the Company is less than 15% of the Company's outstanding stock, or (b) Mr. Knight's stock ownership in the Company is less than 10% of the Company's outstanding stock, exclusive of any stock donated by either of them to a charitable institution. Additionally, Messrs. Lowrance and Knight entered into an Agreement on October 8, 1986, with the Company whereby they agreed not to sell any of their shares of Common Stock privately, except as permitted under the First Amendment to Shareholders' Agreement.

     As of October 31, 1996, 538,744 shares of Common Stock were sold in the public market by the Estate of James L. Knight pursuant to Rule 144 since May of 1992 when the Estate first elected to sell stock owned by the Estate as permitted by the Agreement and First Amendment to Shareholders' Agreement and as allowed under Rule 144. Additionally, in May 1993, 68,966 shares of common Stock were sold by the Estate of James L. Knight to the Company and retired and 34,483 shares were sold by the Estate of James L. Knight directly to Mr. Lowrance. Except for the sales made by the Estate of James L. Knight pursuant to Rule 144 and the sales made by the Estate of James L. Knight to the Company and Mr. Lowrance, neither Mr. Knight nor Mr. Lowrance has sold nor made a gift of any stock in the Company pursuant to the aforementioned Agreement and First Amendment to Shareholders' Agreement.

                             ELECTION OF DIRECTORS

     The directors of the Company are divided into three classes, designated as Class I, Class II, and Class III. Each class consists of one-third of the directors constituting the whole Board. The directors, upon being elected, all serve three-year terms, and the term of each member of the same class expires at the same time. At each Annual Meeting of Stockholders, directors to replace those whose terms expire at such Annual Meeting are elected for a three-year term.

     In accordance with the recommendation of the Compensation and Nominating Committee, two individuals, Willard P. Britton and Ronald G. Weber, who are currently directors of the Company, have been nominated by the Board of Directors for re-election as Class I directors at the Annual Meeting for a three-year term expiring in December 1999. Darrell J. Lowrance and Peter F. Foley III, the Class III directors, and Robert F. Biolchini and Alpo F. Crane, the Class II directors, will continue to serve as directors pursuant to their prior elections.

     The persons designated by the Board of Directors as proxies in the accompanying Proxy intend to vote, unless otherwise instructed in such Proxy, for the election of Messrs. Britton and Weber. Should either Mr. Britton or Mr. Weber become unable for any reason to stand for election as a director of the Company, it is the intention of the persons named in the Proxy to vote for the election of such other person as the Compensation and Nominating Committee may recommend and the Board of Directors may nominate to replace Mr. Britton or Mr. Weber, or, if none, the Compensation and Nominating Committee will recommend that the size of the Board of Directors be reduced. The Company knows of no reason why Messrs. Britton and Weber will be unavailable or unable to serve.

STANDING FOR ELECTION

                           Class I Director Nominees
                         (Term Expires December 1999)

     WILLARD P. BRITTON. Mr. Britton, age 73, has been a director of the Company since December 1985. Mr. Britton is a retired Vice President and Controller of Knight-Ridder, Inc., a corporation engaged primarily in communications.

     RONALD G. WEBER. Mr. Weber, age 52, has served the Company as its Executive Vice President of Technology and Engineering since December 1993 and prior thereto served as Senior Vice President of Engineering since 1980. Mr. Weber has also been a director since October 1992. Mr. Weber joined the Company in 1976, and prior to serving in his current position, he held several technical positions with the Company.


DIRECTORS CONTINUING IN OFFICE

                               Class II Directors
                          (Term Expires December 1997)

     ROBERT F. BIOLCHINI. Mr. Biolchini, age 57, has served as a Director of the Company and its Secretary since December 1985. Mr. Biolchini is a director and Chairman of the Board of Valley National Bank and his principal occupation since 1968 has been the practice of law as a partner in the law firm of Stuart, Biolchini, Turner & Givray, counsel for the Company.

     ALPO F. CRANE. Mr. Crane, age 55, has been a Director of the Company since December 1985 and presently is involved in private investments. Mr. Crane retired as the Director of International Sales for the In-Sink-Erator Division of Emerson Electric Company, a corporation engaged in the manufacture of a broad range of electrical-electronic products and systems, in 1993, a position he held since September 1989. Prior thereto, Mr. Crane was the President and Treasurer of Almar International, Ltd., a corporation engaged in international trade consulting.

                              Class III Directors
                          (Term expires December 1998)

     DARRELL J. LOWRANCE. Mr. Lowrance, age 58, a founder of the Company, has been with the Company since its formation in 1957. He currently serves as President and Chief Executive Officer and a Director of the Company, positions he has held since 1964. During 1983 and 1984, Mr. Lowrance served as President of the American Fishing Tackle Manufacturer's Association (AFTMA). In July 1988, Mr. Lowrance returned to the Board of Directors of AFTMA, a position he previously held from 1978 through 1986. Additionally, in April 1989, Mr. Lowrance was elected as a director of the National Association of Marine Products and Services. Mr. Lowrance also serves on other industry boards whose purpose is to restore and enhance fisheries.

     PETER F. FOLEY, III. Mr. Foley, age 60, has served as a director since October 1991 and has been President of Boone Bait Company, a Company engaged in the manufacture of saltwater fishing lures, since 1978. For more than 10 years, Mr. Foley has served on numerous boards related to the marine industry, including the American Fishing Tackle Manufacturer's Association (AFTMA). Further, he has been awarded government grants, as an industry expert in international marketing of fishing tackle products, to study and report on key opportunities for the industry.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Company's Board of Directors met seven times during the fiscal year ended July 31, 1996. The Board of Directors has an Audit Committee and a Compensation and Nominating Committee.

     The Audit Committee is composed of Willard P. Britton, Alpo F. Crane, and Robert F. Biolchini (Chairman). The Audit Committee held two meetings during the Company's 1996 fiscal year. One member missed one of the two meetings. The Audit Committee meets on a scheduled basis with the Company's independent public accountants and is available to meet at the request of the Company's independent public accountants. The Audit committee reviews the Company's accounting policies, internal controls, and other accounting and auditing matters; considers the qualifications of the Company's independent public accountants; makes a recommendation to the Board as to the engagement of an independent public accountant; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent public accountants.

     The Compensation and Nominating Committee is composed of Willard P. Britton, Peter F. Foley, III, and Robert F. Biolchini (Chairman). The Compensation and Nominating Committee held three meetings during the Company's 1996 fiscal year at which all members attended. The Committee reviews the nature and amount of compensation of the officers of the Company and recommends changes with respect thereto, including the Company's Executive Bonus Plan, 1986 Stock Option Plan, and 1989 Stock Option Plan, and recommends the nominees for directors. The Committee will consider qualified director candidates submitted to it by other directors, employees, or Stockholders. As a prerequisite to consideration, each recommendation must be accompanied by biographical material of the proposed candidate, fully disclosing the candidate's qualifications and demonstrated sound business judgment, as well as an indication that the proposed candidate would be willing to serve as a director, if elected. In order for a candidate recommended by a Stockholder to be considered as a nominee at the Annual Meeting to be held in 1997, the name of such candidate, together with the written description of the candidate's qualifications, must be received by the Secretary of the Company prior to August 15, 1997.

     There was no incumbent or nominee for director who failed to attend at least 75% of the aggregate number of meetings of the Board and Committees upon which they sit. Each director receives $12,000 per year compensation and an additional fee of $1,000 for each meeting of the Board of Directors and $750 for each Committee meeting attended. All directors are reimbursed for certain reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or Committee meetings.

     There are no family relationships between any director or executive officer of the Company. Alpo F. Crane is the son-in-law of the late James L. Knight, whose Estate is a principal Stockholder of the Company. Mr. Crane and Willard
P. Britton initially served as directors of the Company at the request of Mr. Knight and now serve at the request of the Board of Directors.


                      EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

  Name                       Age                    Position
  ----                       ---                    --------
  Darrell J. Lowrance         58  President and Chief Executive Officer since
                                   1964.

  Ronald G. Weber             52  Executive Vice President of Technology and
                                  Engineering since December 1993. Prior thereto
                                  Mr. Weber was the Senior Vice President of
                                  Engineering since 1980.

  Steven L. Schneider         37  Senior Vice President of Sales and Marketing
                                  since March 1994. Prior thereto, Mr. Schneider was Director of Marketing and International
                                  Sales since September 1992 and was
                                  subsequently promoted to Vice President of Marketing and International Sales in February
                                  1993.

  Terry R. Nimmo              48  Vice President of Manufacturing and Materials
                                  since June 1995. Prior thereto Mr. Nimmo was
                                  Vice-President of Materials/M.I.S. since 1991.
                                  Mr. Nimmo joined the Company in April 1982 as its Manager of Information Systems and subsequently was promoted to Manager of Materials/Management Information Systems.

  Mark C. Wilmoth             37  Vice President of Finance and Treasurer since
                                  March 1994. Prior thereto, Mr. Wilmoth was
                                  Corporate Controller and Assistant Secretary since 1988.

  Sue E. Chase                45  Vice President of Human Resources since
                                  December 1993. Prior thereto, Ms. Chase was director of Human Resources since June 1993.
                                  Before joining the Company, Ms. Chase served as Vice President of Human Resources at
                                  Seiscor Technologies, Inc., since 1985.

     All officers of the Company are elected annually and serve at the pleasure of the Board of Directors.

COMPENSATION

    The following table sets forth the aggregate cash compensation paid to the executive officers listed for services rendered in all capacities to the Company for the fiscal year ended July 31, 1996:

                                                  (1)         (2)         (3)
NAME OF INDIVIDUAL/                                       OTHER ANNUAL    ALL
PRINCIPAL POSITION               YEAR  SALARY    BONUS    COMPENSATION   OTHER
                                         ($)      ($)         ($)         ($)
-------------------------------------------------------------------------------
Darrell J. Lowrance              1996  349,000   81,511        -         24,886
President and Chief              1995  325,000   92,073        -         22,389
Executive Officer                1994  306,000        -        -         21,630

Ronald G. Weber                  1996  193,000   48,884        -         25,681
Executive Vice President         1995  185,000   51,042        -         23,721
of Technology and Engineering    1994  176,000   21,400        -         25,382

Steven L. Schneider              1996  151,000   38,316        -          8,990
Senior Vice President of         1995  145,000   40,005        -          8,720
Sales and Marketing              1994  129,000   14,300        -          8,506

Mark C. Wilmoth                  1996  125,000   31,635        -          8,649
Vice President of Finance and    1995  115,000   31,729        -          6,651
Treasurer                        1994   96,000   11,000        -          5,493

Terry R. Nimmo                   1996  123,000   31,244        -          6,682
Vice President of                1995  110,000   30,350        -          6,004
Materials/M.I.S.                 1994  106,000   13,800        -          7,645

(1) The Company's Executive Bonus Plan for fiscal year 1996 provided for a performance bonus pool measured entirely on the basis of the Company's pretax, prebonus earnings compared to budgeted pretax, prebonus earnings. This bonus pool was to be divided, based on certain predetermined percentages, between the Company's President, five Vice Presidents, and certain other key employees. In order to earn any performance bonus, it was necessary for pretax, prebonus income to exceed $1,200,000, which the Company did and accordingly a performance bonus pool of $166,997 was earned and paid in October, 1996 to those officers and key employees who earned a performance bonus. The Executive Bonus Plan for fiscal year 1996 also provided for discretionary bonuses for executive officers, except the President, and certain other key employees, granted at the recommendation of the President on the basis of individual performance not to exceed 15% of their respective salaries. The President exercised his right to recommend discretionary bonuses for executive officers and certain key employees of the Company to the Compensation and Nominating Committee of the Board of Directors. Accordingly, certain discretionary bonuses aggregating $133,082 were recommended by the Compensation and Nominating Committee and approved by the Board of Directors for payment in November of 1996. The Company paid an aggregate of $300,079 in bonuses in October and November, 1996 pursuant to the Company's 1996 Executive Bonus Plan. The aggregate maximum amount payable pursuant to the Company's 1996 Executive Bonus Plan, to include performance bonuses and discretionary bonuses, was limited to $1,000,000.

(2) The 1996 remuneration described in other annual compensation includes the cost to the Company of benefits furnished to the executive officers, including premiums for life and health insurance, personal use of Company automobiles, and other personal benefits provided to such individuals that are extended in connection with the conduct of the Company's business. During 1996, 1995, and 1994, no executive officers received other compensation in excess of 10% of such officer's cash compensation.

(3) Other long-term compensation resulted from contributions to the Lowrance Savings Plan and Trust Number 1 on behalf of the listed executive officers. Also included are directors fees of $16,500, $15,500 and $13,500 paid to each of Mr. Lowrance and Mr. Weber, respectively, in 1996, 1995 and 1994.


     STOCK OPTION PLANS. The Company's 1986 and 1989 Stock Option Plans (the "Plans") adopted by the Board of Directors and approved by the Stockholders, reserve 400,000 shares of Common Stock (subject to certain adjustments) for issuance upon the exercise of incentive stock options (as defined in Section 422A of the Internal Revenue Code), non-qualified stock options, and limited stock appreciation rights ("limited SAR's") which may be granted to directors, officers, and key employees (13 persons are eligible to participate as of the date of this Proxy Statement). The Plans are designed to serve as an incentive for attracting and retaining qualified and competent employees and directors.

     The Compensation and Nominating Committee of the Board of Directors administers and interprets the Plans and has authority to grant options on such terms and at such prices as it may determine, but the exercise price of incentive stock options will not be less than the fair market value of the Common Stock on the date of grant and no option will be exercisable after the expiration of ten years from the date of grant. The committee may also grant limited SAR's in tandem with options. A limited SAR is exercisable only to the extent that the related option is exercisable and the exercise of any portion of either the related option or tandem limited SAR will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem limited SAR. The Board of Directors has resolved that the exercise price of non-statutory stock options will be not less than 85% of the fair market value of the Common Stock on the date of grant.

     During fiscal year 1996, no options and no limited SAR's were granted and none were exercised. As of October 31, 1996, the Company had 75,000 non-qualified options issued of the 400,000 authorized in the Plans. Total non-qualified options granted to executive officers and presently outstanding were as follows:

                                  NON-QUALIFIED   AVERAGE OPTION
EXECUTIVE OFFICER                OPTIONS GRANTED  PRICE PER SHARE
-----------------                ---------------  ---------------

Darrell J. Lowrance               22,500 shares          $2.93
Ronald G. Weber                   22,500 shares          $2.93
Terry R. Nimmo                    12,500 shares          $2.97
Mark C. Wilmoth                    5,000 shares          $2.89

     As of October 31, 1996, options on 5,000 shares under these plans have been exercised to date and no limited SAR's have been granted.

     RETIREMENT PLAN. The Lowrance Savings Plan and Trust (the "Retirement Plan") requires the Company to contribute to the Retirement Plan up to 6% of each participant's salary annually. Participants include all employees of the Company, including executive officers, who have completed one year of employment with at least 1,000 hours of service. The Company makes a fixed contribution of 3% of each participant's salary. In addition, if an employee makes voluntary contributions, the Company will make additional contributions equal to 100% of the first $10 per pay period of the employee's contribution and 50% thereafter, not to exceed 3% of the employee's salary. Each participant's interest in the Company's contributions vests fully over a period of seven years. Generally, a participant's interest in the Company's contributions may be withdrawn only upon termination or in certain hardship situations. The Trustees and Administrative Committee of the Retirement Plan are appointed by the Board of Directors.

     BOARD COMPENSATION COMMITTEE REPORT. The members of the Compensation and Nominating Committee are Mr. Robert Biolchini, Mr. Willard Britton, and Mr. Peter Foley, III. Each member of the Committee is a non-employee director.

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's performance, recognize individual initiative and achievements, and assist the Company in retaining qualified executives. Annual bonuses to executives include two components, a performance pool measured entirely on the basis of the Company's pretax, prebonus earnings, and a discretionary bonus for executive officers, except the President, which is recommended by the President on the basis of individual performance.

     The Committee believes that the three programs described above provide compensation that is competitive with the levels paid by other electronics corporations and helps link executive and shareholder interests especially through the Company's Executive Bonus Plan and Stock Options which create meaningful rewards for both short and long-term performance that assists the Company to attain its revenue growth and profitability for the benefit of the Company and its Stockholders.

     Compensation and Nominating Committee:

     Robert F. Biolchini, Chairman
     Willard P. Britton
     Peter F. Foley, III

     PERFORMANCE GRAPH. The following performance graph reflects yearly percentage change in the Company's cumulative total Stockholder return on Common Stock as compared with the cumulative total return of the NASDAQ (US) and the NASDAQ Electronic Components Index. All cumulative returns assume reinvestment of dividends and are calculated on a fiscal year basis on July 31 of each year.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
         AMONG THE COMPANY, NASDAQ US AND NASDAQ ELECTRONIC COMPONENT


                             [GRAPH APPEARS HERE]

                     7/31/91   7/31/92   7/31/93   7/31/94   7/31/95   7/31/96
                     -------   -------   -------   -------   -------   -------
NASDAQ U.S.           100.00    117.44    142.80    146.95    204.44    224.88

NASDAQ ELEC.
 COMPONENTS           100.00    121.80    197.52    221.46    502.55    466.37

LOWRANCE ELEC.        100.00    300.00    214.29    314.29    357.14    328.57

        PROPOSAL TO APPROVE 70,000 SHARES OF SERIES "A" PREFERRED STOCK

     Upon the recommendations of the Compensation Committee, the Board of Directors of the Company, on February 28, 1996, unanimously approved the issuance of 70,000 shares of Series "A" Preferred Stock ("Preferred Stock") to the five key officers of the Company. The Board of Directors believes that the Preferred Stock is (i) an effective means of insuring that the Company retain the services of the five key officers that the Compensation Committee and Board of Directors believe are critical to the Company's future; and (ii) the Preferred Stock provided long-term incentive for the five key officers and promotes loyalty and dedication to the Company through their acquisition of the Preferred Stock of a significant proprietary interest in the Company's ongoing growth and future. The Certificate of the Designation of Preferences, Rights and Limitations of the Company's Series "A" Preferred Stock is set forth in full on Appendix A attached hereto.

     The 70,000 shares of Preferred Stock were issued on May 13, 1996 to the five key officers (Darrell J. Lowrance, President and Chief Executive Officer, 20,000 shares; Ronald G. Weber, Executive Vice President of Technology and Engineering, 20,000 shares; Steven L. Schneider, Senior Vice President of Sales and Marketing, 10,000 shares; Terry R. Nimmo, Vice President of Manufacturing and Materials, 10,000 shares; and Mark C. Wilmoth, Vice President of Finance and Treasurer, 10,000 shares) of the Company. The Series "A" Preferred Stock is a nonvoting stock paying a noncumulative dividend of 2 1/2 cents per share. Each share of Preferred Stock is convertible into five shares of the Company's Common Stock, but only if (i) the Chief Executive Officer of the Company (Darrell J. Lowrance) sells in excess of 30 percent of his Common Stock of the Company or
(ii) the Company sells substantially all of its assets and operations to a third party. The Series "A" Preferred Stock was issued for a term of ten years for a purchase price of $6.88 per share, pursuant to a fairness opinion letter, dated February 27, 1996, from Principal Financial Securities, Inc. The Company financed the total purchase price of $481,250 for the private placement of the 70,000 shares of Preferred Stock for the five key officers of the Company, pursuant to five individual Promissory Notes from each of the five key officers of the Company, bearing interest at Chase prime, payable annually on May 13, which Promissory Notes are secured by a pledge of each key officer's Preferred Stock. In the event the Preferred Stock is not converted within ten years, the holder is required to surrender the Series "A" Preferred Stock for cancellation by the Company in exchange for the Company forgiving the principal amount remaining on each of the five Promissory Notes to the Company. If any of the key employees terminate their employment with the Company for any reason, except death, they immediately forfeit ownership rights to the Series "A" Preferred Stock pledged to secure each Promissory Note and the Preferred Stock is immediately surrendered to the Company for cancellation in exchange for the Company's canceling the principal amount owing to the Company on the Promissory Note, provided all accrued interest on the Promissory Note is paid to the date of such key employee's termination.

     If issuance of the Series "A" Preferred Stock is not approved by a majority of the Stockholders of the Company at the Annual Meeting of Stockholders, the five key officers of the Company to whom such 70,000 shares of Series "A" Preferred Stock has been issued have agreed that such Series "A" Preferred Stock will revert back to the Company and will be canceled with no further liability to any of the five key officers pursuant to their individual Promissory Notes and Pledge and Security Agreements held by the Company.

                             SELECTION OF AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Arthur Andersen LLP as the independent public accountants for the Company for its fiscal year 1997, subject to ratification by the Stockholders at the Annual Meeting.

     Arthur Andersen LLP served as independent public accountants for the Company for its last fiscal year. A representative of Arthur Andersen LLP will attend the Annual Meeting and have the opportunity to make a statement if the representative desires to do so and will be available to answer appropriate questions.

                             STOCKHOLDER PROPOSALS

     The date by which proposals of Stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting is August 15, 1997.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The Board of Directors does not intend to bring any other matters before the Annual Meeting nor does it know of any matters which other persons intend to bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies in the accompanying Proxy will vote thereon in accordance with their best judgment.

     It is important that Proxies be returned promptly. Therefore, Stockholders who do not expect to attend the Annual Meeting in person are urged to sign the enclosed Proxy and mail it at their earliest convenience in the enclosed return envelope for which no postage is needed if mailed in the United States.

                                 APPENDIX "A"

                       CERTIFICATE OF THE DESIGNATION OF
                      PREFERENCES, RIGHTS AND LIMITATIONS
                       OF THE LOWRANCE ELECTRONICS, INC.
                          SERIES "A" PREFERRED STOCK

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

     We, Darrell J. Lowrance, President, and Robert F. Biolchini, Secretary, of Lowrance Electronics, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, do hereby certify:

     That pursuant to authority conferred upon the Board of Directors of the corporation by the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), said Board of Directors, at a meeting duly held and convened on February 28, 1996, at which a quorum was present and acting throughout, duly authorized and adopted the following resolution providing for the issuance of 70,000 shares of a series of the Corporate Preferred Stock of the par value of $.50 per share, to be designated "Series "A" Preferred Stock":

     "RESOLVED, that the officers of the Company be and they hereby are authorized to file a Certificate of Designation Preferences, Rights and Limitations for the Lowrance Electronics, Inc., Series A Preferred Stock pursuant to Section 151 of the general corporation laws of the State of Delaware with the Secretary of State of Delaware, and

     "RESOLVED, that pursuant to Article IV of the Certificate of Incorporation of the Company, that the Board of Directors hereby expressly authorizes the issuance of 70,000 shares of Series "A" Preferred Stock ("Preferred Stock") issued for a term of ten (10) years, having the following rights, limitations, preferences, powers and designations: The Series "A" Preferred Stock ("Preferred Stock") upon issuance shall be (i) nonvoting stock, no par value; and (ii) allow the declaration of a noncumulative dividend payable at 2-1/2 cents per share annually on such Preferred Stock, if and when declared by the Board of Directors of the Company; and (iii) nontransferable and nonpledgable Preferred Stock (except (a) if pledged to the Company by the holder to secure the purchase price for such Preferred Stock; and (b) except upon the death of the holder when Preferred Stock may be transferred to the holder's estate pursuant to the holder's will); and (iv) with such Preferred Stock to be surrendered to the Company by the holder for the price paid by the holder if the holder elects to leave the employment of the Company); and (v) with each share of Preferred Stock convertible into five shares of Common Stock of the Company at the purchase price of Five Dollars ($5.00) per share of Common Stock (payable by the holder to the Company at conversion) which conversion is permitted only upon the occurrence of either one of the following events: (a) ninety (90) days after the sale by the Chief Executive Officer of the Company of in excess of 30 percent of the Common Stock of the Company currently (February 28, 1996) directly owned by the Chief Executive Officer (exclusive of any stock options or Series "A" Preferred Stock) by sale in a private placement or public offering or through Rule 144 sales; or (b) upon the sale by the Company of all or substantially all of the Company's assets and operations to a third party.

All rights under the Series "A" Preferred Stock shall terminate ten (10) years after the date first issued and the holder shall surrender such Series "A" Preferred Stock to the Company for zero consideration for cancellation at the end of ten years and thereafter such Series "A" Preferred Stock shall be null and void and of no value."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Darrell J. Lowrance, President and Chief Executive Officer, and its corporate seal to be hereunto affixed and attested by Robert F. Biolchini, as Secretary, this 30th day of April, 1996, and each of said persons by his signature hereto affirms that this Certificate is his act and deed and the act and deed of said Corporation, and that the facts stated therein are true.


                                        LOWRANCE ELECTRONICS, INC.


                                        By  /s/ DARRELL J. LOWRANCE
                                          -------------------------------------
                                          DARRELL J. LOWRANCE
                                          President and Chief Executive Officer

[SEAL]
Attest:


Robert F. Biolchini
(Secretary)

                                     PROXY

                           LOWRANCE ELECTRONICS, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                           HELD ON DECEMBER 10, 1996

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held in the Diplomat Room on the Main Lobby Floor of the Adam's Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on December 10, 1996, at 10:00 a.m., local time, and the Proxy Statement relating thereto and
(b) appoints Darrell J. Lowrance and Robert F. Biolchini, or either or them, as proxies and attorneys with several powers of substitution, hereby revoking any prior Proxy, and hereby authorizes them or either of them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Lowrance Electronics, Inc. held of record by the undersigned on October 31, 1996, at the Annual Meeting of Stockholders and at any adjournment or adjournments thereof.

                          (Continued on reverse side)

                             FOLD AND DETACH HERE

This Proxy when properly executed will be voted in              Please mark
the manner directed herein by the undersigned.  If              your vote as
no direction is made, this Proxy will be voted FOR              indicated in  X
the persons nominated as Class I Directors, FOR                 this sample
the proposal to approve the issuance of 70,000 shares of Series "A" Preferred Stock and FOR the proposal ratifying the selection of Arthur Andersen LLP.

1.  ELECTION OF DIRECTORS.  The undersigned directs that this Proxy be voted:

FOR the nominees               WITHHOLD               Class I Directors
listed to the right           AUTHORITY               (three-year terms)
      / /              To vote for the nominees       Willard P. Britton
                          listed to the right         Ronald G. Weber
                                  / /

                                                       FOR, except WITHHOLD
                                                      AUTHORITY to vote for

                                                  ------------------------------

2.  Proposal to approve the issuance of 70,000 shares of Series "A" Preferred
    Stock:
                      FOR     AGAINST     ABSTAIN
                      / /       / /         / /

3. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR ITS FISCAL YEAR 1997. The undersigned directs that is Proxy be voted:

                      FOR     AGAINST     ABSTAIN
                      / /       / /         / /

4. OTHER MATTERS. The undersigned directs that this Proxy be voted in such manner as the proxies named herein, or either of them, may direct, in their discretion, on any other matter that may properly come before the Annual Meeting or any adjournment thereof.



                                       Dated:                            , 1996
                                              ---------------------------

                                       -----------------------------------------
                                               Signature of Shareholder

                                       -----------------------------------------
                                               Signature of Shareholder

                                       NOTE:  in the case of joint ownership,
                                       each such owner should sign. Executor,
                                       administrators, guardian, trustees, etc.
                                       should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation please sign full corporate name by duly authorized officer.

    "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL
                              RECORD YOUR VOTES"

                             FOLD AND DETACH HERE